Exhibit 10J

 ADDENDUM NO. 1


                                       TO


                          REINSURANCE POOLING AGREEMENT





This Addendum No. 1 amends, effective July 1, 1996, the Reinsurance Pooling Agreement with inception date of December 31, 1985, between Valley Forge Life Insurance Company (hereafter called "Valley") on the one part, and Continental Assurance Company (hereafter called "Continental") on the other part.


Whereas, the parties hereto desire to modify the business excluded from the Cession by Valley as described in Article I.


As such, Article I is amended to read as follows:


Valley shall cede to Continental 100% of the reserves, net of any reinsurance, and 100% of the underwriting assets on all life and health insurance business currently in force in Valley on the Effective Date, and 100% of the written premium, expenses and claims thereafter, specifically excluding therefrom all of its separate account business, (hereinafter "Net Valley Business").


In witness whereof, the parties hereto have caused this Addendum No. 1 to the Reinsurance Agreement to be executed by their respective officers this 1st day of July, 1996.





(SEAL)





                                  Continental Assurance Company
                                  (Name of Registrant)





                            BY    S/PATRICIA L. KUBERA
                                  Patricia L. Kubera
                                  Group Vice President and Controller




        Attest:




                   S/MARY A. RIBIKAWSKIS
                   Mary A. Ribikawskis
                   Assistant Secretary




                           ADDENDUM NO. 1 (continued)





(SEAL)



                              Valley Forge Life Insurance Company
                                     (Name of Registrant)








                              BY    S/PATRICIA L. KUBERA
                                    Patricia L. Kubera
                                    Group Vice President and Controller

        Attest:





                    S/MARY A. RIBIKAWSKIS
                    Mary A. Ribikawskis
                    Assistant Secretary